EXHIBIT 16.1




September 19, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of EMB Corporation's Form 8-K/A dated September19, 2001, and are in agreement with the statements in Item 4 contained therein.

Very truly yours,


/s/ McKennon, Wilson & Morgan LLP
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McKennon, Wilson & Morgan LLP